Exhibit 10.16

Sales Contract of Smart Apartment Equipment

2019 Edition

Article 1 Parties to the contract

Party A: [Chengcheng Real Estate Management Co., Ltd.]

Legal representative: [Zhijun Zhang]

Address: [Room 1712, Qinfeng Building, No. 6 Fengcheng 2nd Road, Economic and Technological Development Zone of Xi’an]

Contact information: [400 089 8032]

Party B: [Sancai Real Estate Management Co., Ltd.]

Legal representative: [Ning Wen]

Address: [No.6 Fengcheng 2nd Road, Weiyang District, Xi’an, Shaanxi Province]

Contact information: [400 000 6650]

Article 2. Product name, model, color, quantity and amount (see Annex 1, 2 and 3)

Article 3. Procurement and supply

3.1. Product Name: Yunding smart door lock, Kehui smart door lock, Zaifengda smart door lock (hereinafter referred to as “the products”).

3.2 For the name, category and model of the products, please refer to Annex 1, 2 and 3 “List of the Products’ Unit Price”

Article 4. Terms of payment

4.1. All payments under the contract shall be made through the method agreed by Party B and Party A or its subsidiaries in this contract. Both parties shall bear the bank charges arising from the execution of the contract.

4.2. Party A and Party B shall have long-term cooperation and the term of cooperation shall be [24] months, counting from the effective date of this contract, from July 1, 2019 to June 30, 2021.

4.4 Party A shall pay the security deposit (RMB 30000.00) to Party B within 5 working days from the effective date. Within the validity period of the contract, Party A shall place orders on demand and settle up the bill monthly (from the first day of each month to the last day of the month). Both parties shall take the Cilent Statement as the settlement voucher. Party B shall send a monthly bill to Party A for the order information that has been completed in the previous month within the first three days of each month (the products that are installed by Party B’s personnel and passed Party A’s acceptance, and the products that are received by Party A and for which Party B is not responsible for the installation), and Party A shall pay the payment within 5 working days of receiving the bill.

4.5 Party B shall deliver the VAT special invoice to Party A within 5 working days of issuing the invoice, and the date when Party A signs and receives the invoice is the delivery date of the invoice. If the VAT special invoice issued by Party B is unqualified, Party B shall reissue a qualified VAT special invoice and deliver it to Party A within 10 working days of Party A’s request. Party B shall bear the relevant expenses.

4.6 According to the contract, if Party B has the responsibility of compensation and / or payment of liquidated damages, Party A has the right to deduct the corresponding amount from the latest payment. If the latest payment is not enough to offset the liquidated damages, it can continue to deduct the amount from the next payment, excluding tax, and Party A will not issue an invoice.

4.7. Party B shall bear all responsibilities (including commercial liability and legal liability) and losses caused by Party B’s failure to pay the full amount of tax payable and the untrue and unqualified invoice issued by Party B.

4.8 Party A may pay the bill to Party B’s account agreed in this contract by means of telegraphic transfer, transfer, check, etc. When Party B changes the account, it shall notify Party A in writing in time. The bank accounts of both parties are as follows:

Party A: [Chengcheng Real Estate Management Co., Ltd.]

Taxpayer identification number: [91610132MA6UAGH793]

Account Name: [Chengcheng Real Estate Management Co., Ltd.]

Bank of deposit: [Xi’an Chengbei sub-branch of China Merchants Bank Co., Ltd.]

Account number: [129910585910201]

Address: [Room 1712, Qinfeng building, No.6 Fengcheng 2nd Road, Economic and Technological Development Zone of Xi’an ]

Contact number [15309224717]

Party B [Sancai Real Estate Management Co., Ltd.]

Taxpayer identification number: [9161 0132 MA6U P9L26P]

Account Name: [Sancai Real Estate Management Co., Ltd.]

Bank of deposit: [Xi’an Wenjing Road sub-branch of China Construction Bank Co., Ltd.]

Account number: [6105 0178 1500 0000 0560]

Address: [Room 1705, Qinfeng Building, No.6 Fengcheng 2nd Road, Economic and Technological Development Zone of Xi’an]

Tel: [029-62331098]

If either party needs to change the above account, it shall give a written notice to the other party [30] days in advance. If one party fails to notify the other party and causes losses to the other party, it shall make compensation.

The invoice information shall be agreed by both parties upon the purchase order being placed by Party A to Party B.

Special agreement on overdue payment:

1. If Party A delays a payment, it shall pay 0.5% of the overdue amount to Party B for each overdue day; if the overdue payment exceeds 30 days (including 30 days), Party B has the right to take actions including but not limited to stopping production and supply of other orders or purchase contracts with Party A until Party A has paid off the payment.

2. Party B shall be entitled to terminate this contract in written form if Party A delays a payment exceeding 30 days, and Party A shall return all the unpaid products, shall pay a liquidated damages of 0.5% of the overdue amount and shall bear the relevant expenses. If the liquidated damages are not enough to make up for the losses of Party B, Party A shall also compensate Party B for other losses (including but not limited to the expenses and losses incurred due to recovery, depreciation and secondary sales of products).

3. If Party A’s overdue payment exceeds 45 days, Party B has the right to deduct the payment from security deposit; if the security deposit is insufficient to offset, Party B has the right to continue to claim from Party A.

Article 5 Taxation

5.1 Unless otherwise agreed in this contract, both parties shall bear all taxes related to the performance of the contract in accordance with relevant laws and regulations of the People’s Republic of China.

5.2. Party B guarantees that it has paid the tax payable in full and on time for the products provided in accordance with relevant laws and regulations of the People’s Republic of China, and there is no tax evasion, smuggling and other acts during the performance of the contract. Party A and its subsidiaries agree to provide Party B with relevant tax payment documents when necessary.

5.3. Both parties to this contract shall bear all responsibilities arising from their failure to pay taxes in full and on time in accordance with relevant laws and regulations of the People’s Republic of China. Party A shall not bear the tax liability of Party B due to the signing of this contract, and Party A shall compensate Party B for the loss caused thereby.

5.4. In case of any change of the national tax rate policy during the performance of this contract, for the unfinished part of the contract, the tax (single) price / total contract price of the subject matter shall be recalculated according to the new tax rate on the basis of the original price excluding tax (single) unchanged, and the contract shall continue to be performed, and both parties shall not sign a supplementary agreement.

Article 6. Delivery time

6. 1 The procurement mode of this contract is carried out in the form of continuous orders. Party A shall provide the list of installation demand of the next month (accurate to ten digit level) on the 5th of each month, indicating the model, configuration and demand city. Party B shall deliver the goods according to Party A’s list before the last day of the month.

6.2 Place of delivery: subject to the delivery place indicated in each order.

Article 7. Warranty and repair

7.1 The warranty period of the products provided by Party B to Party A is [two] years, calculated from the date of installation.

7.2. In case of quality problems of the products installed by Party B’s personnel within the warranty period, Party B shall provide free on-site maintenance, replacement of equipment accessories and other services. If it is found that the fault is not caused by the quality problem of the product itself, the relevant on-site or maintenance costs shall be borne by Party A (see Annex V for the charging standard).

7.3 For the products that Party A is responsible for installing, Party B shall provide spare parts free of charge in case of failure caused by quality problems of the products within the warranty period, and Party A shall employ qualified personnel to repair and replace them.

Article 8 Confidentiality

8.1. The information provided by the party having information under this contract (“the provider”) to the other party (“the recipient”) under this contract includes but is not limited to technical information, commercial information, documents, procedures, plans, technologies, charts, models, parameters, data, standards, know-how, business or business operation methods, other proprietary information, and the terms of this contract, other business information and technical information related to this contract (hereinafter referred to as “confidential information”). Unless otherwise specified in this contract, without the written consent of the provider, any confidential information provided by the provider shall not be directly or indirectly provided, disclosed or transferred to any third party, or licensed to be used by any third party, or provide suggestions or comments to any third party using any confidential information. In this article, “third party” refers to any natural person, enterprise or its branches, agents, organizations or other entities, but does not include Party B’s affiliated companies.

8.2 The confidential information provided or disclosed by the provider to the recipient may only be disclosed by the recipient to the designated employees for the purpose of performing this contract, and such disclosure shall be made only to the extent necessary for the execution of this contract. However, the recipient shall not disclose any confidential information to its employees before taking all reasonable preventive measures, including but not limited to notification of confidential nature of the information, and confidentiality obligation promised by such employees at least as strict as that under this contract, so as to prevent such employees from using the confidential information for personal interests or making any unauthorized disclosure to any third party. If an employee of the recipient violates the confidentiality obligation, it shall be deemed that the recipient has violated the confidentiality obligation.

8.3. When the lawyer, accountant, contractor and consultant of the recipient need to know the confidential information for the purpose of providing professional assistance, the recipient may disclose the confidential information to them, provided that they shall require the above-mentioned personnel to sign a confidentiality agreement or perform the confidentiality obligations in accordance with the relevant professional ethics standards.

8.4 If the recipient is required to disclose any confidential information by relevant agencies or regulatory authorities, the recipient may make such disclosure within the scope required by such agencies or regulatory authorities without any liability under this contract. Provided, however, that the recipient shall immediately notify the provider in written form of the information to be disclosed so that the provider can take necessary protective measures, and such notice shall be made as soon as possible before the information disclosed, and the recipient shall make commercially reasonable efforts to ensure that the disclosed information is treated as confidential by agencies or regulatory authorities.

8.5. In any case, the confidentiality obligations specified in this article shall remain in force forever.

8.6. The confidentiality obligations specified in this article shall not apply to the following information:

(1) Information that is already known to the public at the time of disclosure by one party, or becomes known to the public after disclosure without the fault of the recipient or its employees, lawyers, accountants, contractors, consultants or other personnel.

(2) There is written evidence to prove that the information has been held by the recipient at the time of disclosure, and the information is not directly or indirectly from the provider. There is written evidence to prove that the third party has disclosed the information to the recipient, and the third party has no obligation of confidentiality and has the right to make disclosure.

(3) When this contract is terminated or invalid, the recipient shall immediately stop using the confidential information provided by the provider and shall not permit any third party to use the confidential information of the provider. At the same time, the recipient shall return the confidential information provided by the provider to the provider or delete or destroy the confidential information provided by the provider in any form.

Article 9. Undertakings and guarantees

9.1. One party of the contract guarantees to the other party that it is legally established, legally registered and validly existing as an independent legal person, it has the legal subject qualification to sign this contract, and there are no legal obstacles and major events affecting its ability to continue to normally exist and perform when signing this contract.

9.2. One party of the contract guarantees to the other party that the designated authorized representative has full capacity for civil conduct and has obtained the necessary written authorization to sign the contract. There is no legal obstacle for the authorized representative to sign this contract as its entrusted agent. Any act of the authorized representative signing this contract will be recognized without any unclear scope or beyond the scope of authorization. There is no situation that may lead to the invalidity or partial invalidity or cancellation of the contract.

9.3 One party of the contract guarantees to the other party that it shall not obtain, use or disclose the trade secrets learned from the other party in an illegal way. The trade secret refers to all technical data and confidential information of the other party known by both parties during the performance of this contract. Neither party shall disclose the other party’s trade secrets in any form during the performance period of this contract or within five years after termination.

9.4. Party B guarantees that it has all government licenses, production and / or use licenses and / or authorizations to legally sell the products, and has full and exclusive ownership and / or intellectual property rights and / or valid license for use of the products. Party B’s sale of the products will not damage the legitimate rights and interests of any third party and the public interest. If any loss is caused to Party B, Party B shall be fully liable for compensation.

9.5. Party B guarantees that the products provided by Party B are completely consistent with the model, specification and quantity specified in this contract and the purchase order, and that they are brand new, complete and unused products with excellent quality and conform to relevant technical specifications and quality standards specified in this contract. Party B guarantees to provide Party A with the products and accessories manufactured by the original factory meeting and the technical quality regulations of the Ministry of Information Industry of the People’s Republic of China along with the certificates. The technical documents provided are normative, correct, up-to-date and complete. If part or all of the products are imported products, Party B shall provide the certificate of origin, the inspection certificate of the quarantine department and other supporting documents.

Article 10 Liability for breach of contract

10.1. Party A and Party B shall strictly perform the terms of this contract. If Party A violates any of its obligations under this contract, both constitute a breach of contract, and the breaching party shall bear the liabilities for breach of contract such as continuing to perform, taking remedial measures, paying liquidated damages, and compensating for losses. The scope of compensation for losses includes but is not limited to the lawyer’s fees, litigation costs, investigation fees, travel expenses, etc. paid by the other party to stop the breach of contract and investigate the liability for breach of contract.

10.2 If Party B delays the delivery of the products without proper reasons, Party B shall pay 0.5% of the overdue amount to Party A for each day of delay, and the maximum penalty shall not exceed 15% of the contract price. If the delay reaches 30 days, Party A has the right to terminate the contract.

10.3 Both parties agree that in case of any breach of contract by Party A, Party A’s liability for compensation to Party B shall be limited to the direct economic losses caused by Party A’s breach of contract, excluding any indirect, consequential and accidental losses (including but not limited to the loss of income or profit caused by the loss of business opportunities), and Party A shall not bear the total amount of compensation exceeding the total amount of this contract (applicable to single project cooperation) or the total amount of orders involved in the breach of contract (applicable to order settlement or order monthly settlement cooperation).

10.4 Unless otherwise specified in this contract, (1) when any party breaches contract and does not correct and eliminate the impact of default within reasonable term after reminder, (2) when any party breaches contract and this contract cannot be performed, or (3) when any party terminate the contract unilaterally, the observant party shall have the right to notify the breaching party in written form to terminate this contract, and the breaching party shall pay 20% of the total amount of the contract or the order involved in the breach of contract to the observant party as liquidated damages.

10.5 If this contract is terminated in advance for any reason, Party A shall return all products to Party B immediately, and the cost of return shall be borne by the responsible party; if Party A fails to return the products immediately, Party B may take back the products at its own and the cost shall be borne by the responsible party.

10.6 The losses referred in this contract include the actual losses and benefits that can be obtained after the performance of the contract, litigation or arbitration costs, reasonable investigation fees, attorney fees and other related expenses. The liability of the buyer and the seller for all losses under this contract shall be limited to 100% of the total price of the purchase order involved.

Article 11 Force majeure

11.1 The force majeure in this contract refers to the objective conditions that cannot be foreseen, avoided and overcome.

11.2 If a party encounters obstacles or delays in performing its obligations under this contract due to the occurrence of force majeure, and is unable to perform its obligations in whole or in part according to the agreed terms, the party encountering force majeure event (“the hindered party”) shall not be deemed as violating the contract as long as all the following conditions are met:

(A) The failure of the hindered party to perform all or part of its obligations is directly caused by the force majeure, and there is no delay in the performance of the relevant obligations by the hindered party before the occurrence of the force majeure.

(B) The hindered party has made its best efforts to fulfill its obligations and reduce the losses caused to the other party due to the force majeure.

11.3. In case of force majeure, the hindered party has immediately informed the other party and provided notarial documents and written explanations about the force majeure within fifteen (15) days after the occurrence of force majeure. The written explanation shall include the reasons for the delay or partial performance of this contract.

4. After the termination or exclusion of force majeure, the hindered party shall continue to perform this contract and shall notify the other party as soon as possible. The hindered party shall be able to extend the time of performance of its obligations, and the extension period shall be equivalent to the actual delay caused by the force majeure.

11.5 If the influence of force majeure lasts for thirty (30) days or more, both parties shall negotiate the modification or termination of this contract according to the degree of influence of force majeure on the performance of this contract. If both parties fail to reach an agreement within ten (10) days from the date of one party’s written notice of negotiation, either party has the right to terminate this contract without being liable for breach of contract

Article 12 Change and termination of contract

12.1 Unless otherwise agreed, Party A and Party B shall not unilaterally change the contents of the contract after the contract comes into effect. In case of any adjustment, both parties shall reach an agreement through consultation and sign a written supplementary agreement. The terms of this contract shall remain valid until a new written agreement is reached. The signature of any individual of both parties shall not constitute a change to the content of this contract.

12.2. If either party violates the confidentiality obligations stipulated in this article, it shall compensate the other party for all losses caused thereby.

12.3. The confidentiality obligations under this article shall remain in force after the termination of this contract until the corresponding confidential information enters the public domain through legal channels.

Article 13 Dispute resolution

13.1. The establishment, validity, interpretation, performance, signing, amendment and termination of this contract and the settlement of disputes shall be governed by the laws of the People’s Republic of China.

13.2 Any dispute or claim arising out of or in connection with this contract or in connection with its interpretation, breach, termination or validity shall be settled by both parties through friendly negotiation. The negotiation shall begin immediately after one party has delivered a written request for consultation to the other party.

13.3 If within ten (10) days of one party’s request for consultation, both parties can not resolve the dispute through negotiation, then the parties agree to settle the dispute in the following way [B]:

(A) The dispute shall be submitted to the arbitration committee of Party A, which shall conduct arbitration in Party A in accordance with its current effective arbitration rules.

Any arbitration under this contract shall be final and binding on both parties and may be enforced in any court or other competent authority with jurisdiction. Unless otherwise stipulated in the arbitration, the losing party shall pay all legal expenses incurred by both parties due to the arbitration, including but not limited to lawyer’s fees.

(B) Bring a lawsuit to the People’s Court of [the place where Party B is located].

13.4 In the process of dispute settlement, except for the part in dispute between both parties, other parts of the contract shall still be valid, and each party shall continue to perform.

13.5 If the contract is invalid in whole or in part, this article shall remain valid.

Article 14 Effectiveness, termination and others

14.1 Press releases and announcements. Except as required by laws or required by any authority, or with the written consent of the other party (which consent shall not be unreasonably withheld or delayed), neither party shall publish or announce this contract or any related matters.

14.2 Third parties do not benefit. This contract shall not confer any rights or remedies on any person or entity other than the parties and their respective successors and permitted assigns.

14.3 Overall contract. This contract and its attachments constitute the entire agreement between the parties with respect to the subject matter of this contract and supersede all previous agreements, negotiations, expressions of intent and other agreements and documents, whether oral or written, between the parties with respect to the subject matter of this contract.

14.4 Assignment. Without the written consent of the other party, one party shall not transfer any rights and obligations under this contract.

14.5 Language and text. This contract is signed in Chinese in duplicate, with each party holding one copy, which has the same legal effect. The handwritten and printed parts in the contract have the same legal effect.

14.6 Headings. The titles of the chapters, articles, clauses and items in this contract are for convenience of reading only and shall not affect the meaning or interpretation of this contract.

14.7 Waiver. When either party fails to enforce one or more articles of this contract, or fails to exercise any right under this contract, or fails to require the other party to perform any of its obligations under this contract at any time, it shall not be understood that this party waives the above-mentioned articles, or in any way affects the validity of this contract or the right of enforcing the articles of this contract, nor shall it prevent this party from taking any other action which it has the right to take at any time.

14.8 Severability. If any term or article of this contract is determined to be invalid or unenforceable by the authority, it shall not affect the validity or enforceability of other terms or articles of this contract, nor shall it affect the validity or enforceability of such terms or articles in other circumstances.

14.9 Costs. Each party to this contract shall bear all its own expenses and expenses (including legal fees) related to the contract and the transactions under this contract, unless otherwise specified in this contract.

14.10 Whereas clause. The whereas clause in this contract is incorporated into this contract by reference and is part of this contract.

14.11 No intermediary agent. Both parties confirm that no agent, intermediary or intermediary acts directly or indirectly for any party in connection with this contract or the transactions proposed herein, and that no one is entitled to receive any agency fee, intermediary fee, intermediary commission or similar commission related to this transaction based on the contract or arrangement made by or on behalf of any party.

14.12 Modification and supplement of the contract. Matters not covered in the contract shall be settled by both parties through friendly negotiation. Any modification or supplement to this contract and its attachments shall be made in writing by both parties. In case of any inconsistency between the revised or supplementary documents and this contract, the modified or supplemented documents shall prevail.

14.13 Authorization to sign. Prior to the signing of this contract, both parties will provide the other party with the authorization documents authorizing the signer of this contract to sign the contract on its behalf.

14.14 Effectiveness of the contract. This contract has been signed by the authorized representatives of both parties and stamped with the company’s seal, which shall come into force from the date of signing by both parties; if the signing date of both parties is inconsistent, it shall take effect from the latter signing date, and the validity period of this framework contract is two years.

14.15 Appendix to the contract. The appendix to the contract is an integral part of the contract and has the same legal effect as the main text of the contract.

In case of any conflict between the main text of the contract, the appendix to the contract and the tender response document of Party A, the terms favorable to Party B shall prevail.

Appendices of contract

Annex 1, 2 and 3: Product name, model, color, quantity and amount

Annex 4: Items and standards of delivery service fee

Annex 5: Order confirmation form

(No text below)

[Signature page]

Contract Name: [Smart apartment equipment sales contract]

Party A: Chengcheng Real Estate Management Co., Ltd

Legal representative or authorized representative: (signature / seal)

Date: July 1, 2019

Party B: Sancai Real Estate Management Co., Ltd

Legal representative or authorized representative: (signature / seal)

Date: July 1, 2019

Annex 1:

1. Name, model, color, quantity and price of Zaifengda Products

Equipment name	Model	Picture	Unit price	Quantity	Price (RMB)	Remarks
Apartment door lock	P1808		594	set
Rubber pad	P1808		11	set

Note: under 1000 sets, the unit price of door lock is RMB 594 per set;

1000-6000 sets, the unit price of door lock is RMB 545 per set;

More than 6000 sets, the unit price of door lock is RMB 500 per piece.

2. Party B shall provide the following accessories as spare parts according to the requirements of Party A. the spare parts shall be replaced with the accessories attached with the lock, and Party A shall not pay additional purchase expenses:

2.1 square shaft of door lock, square shaft of concealed lock and corresponding screws for 9cm door;

2.2 square axis of door lock, square axis of concealed lock and corresponding screws for 11cm door;

2.3 30 * 240. 24 * 260, 24 * 280. 24 * 300, 20 * 300. 30 * 388 guide plates.

3. With the permission of Party A, Party B can offset the type and quantity of replaced parts from the next order.

4. The special guide plate shall be provided by Party B, and Party A shall purchase it according to RMB 15 per piece (including tax and freight).

Note: The above quotation includes tax and installation.

Annex 2:

Name, model, color, quantity and price of Kehui products

Serial number	product name	Specification and model	Quantity	Unit	Price per handle	Remarks
1	NB apartment lock	A1	1	handle	RMB 555	Price including tax
Total

Note: The above quotation includes tax and installation.

Annex 3:

Name, model, color, quantity and price of Yunding products

Product category	Unit price (RMB)	Name and model	Unit Price	Unit
Smart exterior door lock (decentralized)	546	Smart door lock F1 plus	327.6	RMB per handle
		Smart door lock F1 plus software	218.4	RMB per set
Smart external door lock (centralized)	500	Smart door lock F1 plus	300	RMB per handle
		Smart door lock F1 plus software	200	RMB per set
Smart interior door lock	360	Smart door lock T3P	216	RMB per handle
		Smart door lock T3P software	144	RMB per set
Mini security gateway	190	Mini security gateway	95	RMB per handle
		Mini security gateway software	95	RMB per set
Security gateway (G5)	283	Security gateway (G5)	141.51	RMB per handle
		Security gateway (G5) software	141.5	RMB per set

Note: The above quotation includes tax and installation.

Annex 4: charging standards for delivery services

Standard charge items	Standard charge amount (tax included) (RMB)	Unit	Remarks
Door lock removal	300	handle	After the door lock is removed and moved to another house for installation and debugging
Metal door opening / modification	150	piece	Metal outer door; bull head lock (collision lock, side lock), automatic lock (invisible lock)
Door opening / modification	50	piece	Wooden inner door; does not meet the installation standard conditions of interior door lock
Wang Li body lock	150	piece	Use of special door (original overlord body lock or Wang Li body lock)
Special accessories of door lock	50	piece	The door hole is too large to be covered (hole blocking and blocking)
Body of Lock	50	piece	Separate purchase of lock body (standard lock body 6068 or 5050 Wooden / iron door)
Door to door fee	50	Set / time	It is used to pay the master’s door-to-door fee or secondary door-to-door fee separately (if it is beyond the service coverage scope, it will be calculated separately)
Maintenance cost	50	Set / time	Used to pay for the maintenance labor cost of single equipment (excluding material cost)

Note 1: On site service charge conditions:

A. On site maintenance not caused by Party B’s products;

B. The second visit not caused by Party B

Note 2: Installation cost of door lock

A. Party A requests to relocate the installed products due to non quality reasons of Party B’s products;

B. Party A requires Party B’s staff to install non Party B’s products

Note 3: No installation:

Party B has the right to refuse to provide installation service if the original door lock is non-standard, and it is not suitable for the installation of Party B’s products after the on-site inspection by the installation manager of Sancai Real Estate Management Co., Ltd.